Exhibit 99.1

Axogen, Inc. Reports 2025 First Quarter Financial Results
ALACHUA and TAMPA, FL – May 8, 2025 – Axogen, Inc. (NASDAQ: AXGN), a global leader in developing and marketing innovative surgical solutions for peripheral nerve injuries, today reported financial results and business highlights for the first quarter ended March 31, 2025.
First Quarter Financial Results
•First quarter revenue was $48.6 million, a 17.4% increase compared to the first quarter of 2024.
•For the first quarter of 2025, gross margin was 71.9%, down from 78.8% for the first quarter of 2024.
•Net loss for the quarter was $3.8 million, or $0.08 per share, compared to $6.6 million, or $0.15 per share for the first quarter of 2024.
•Adjusted net loss for the quarter was $0.9 million, or $0.02 per share, compared to $2.7 million, or $0.06 per share, for the first quarter of 2024.
•Adjusted EBITDA was $2.9 million for the quarter, compared to $1.0 million for the first quarter of 2024.
•The balance of all cash and cash equivalents, restricted cash, and investments on March 31, 2025, was $28.1 million, as compared to a balance of $39.5 million on December 31, 2024.

“We are pleased with our first quarter 2025 results and progress to date towards our longer-term objectives as described during our March 4th, 2025 Investor Day. Our revenue growth remains robust across our full range of nerve repair and protection solutions, driven by enhanced sales productivity and commercial execution.” commented Michael Dale, CEO and Director of Axogen, Inc. “With one quarter behind us into the new year, we remain confident our market development objectives and business model optimization plans remain the right priorities for fulfillment of our business purpose to restore health and improve quality of life by making restoration of peripheral nerve function an expected standard of care.”

Summary of Business Highlights

•First quarter 2025 revenue growth was broad-based across our entire product portfolio, including double-digit growth performance in all markets, which include Extremities, Oral Maxillofacial & Head and Neck, and Breast.
•First quarter 2025 gross margin performance is attributable to increased product costs and inventory write-offs.
•The U.S. Food and Drug Administration (“FDA”) accepted the filing of the Company’s Biologics License Application (“BLA”) for Avance® Nerve Graft on November 1, 2024, and assigned a Prescription Drug User Fee Act goal date of September 5, 2025. During the first quarter 2025, we successfully completed the following regulatory milestones to support our anticipated approval in September 2025: a mid-cycle meeting with the FDA, clinical trial site inspections, and sponsor inspection under the FDA’s Bioresearch Monitoring program.

Exhibit 99.1
•Named Lindsey Hartley, CPA as the new Chief Financial Officer effective May 12, 2025. She will be succeeding Nir Naor who will be pursuing other opportunities. Nir will remain in an advisory capacity through July 1, 2025, to ensure a smooth transition of responsibilities.
2025 Financial Guidance
We are maintaining our full year revenue growth guidance in the range of 15% to 17% and continue to expect gross margin to be in the range of 73% to 75%. This includes one-time costs, mainly related to the anticipated BLA approval, impacting gross margin by approximately 1%. Additionally, we reiterate that we expect to be net cash flow positive for the full year.
Conference Call
The Company will host a conference call and webcast for the investment community today at 8:00 a.m. ET. Investors interested in participating in the conference call by phone may do so by dialing toll free at (877) 407-0993 or use the direct dial-in number at (201) 689-8795. Those interested in listening to the conference call live via the Internet may do so by visiting the Investors page of the Company’s website at www.axogeninc.com and clicking on the webcast link.
Following the conference call, a replay will be available in the Investors section of the Company’s website at www.axogeninc.com under Investors.
About Axogen
Axogen (AXGN) is the leading company focused specifically on the science, development and commercialization of technologies for peripheral nerve regeneration and repair. Axogen employees are passionate about providing the opportunity to restore nerve function and quality of life for patients with peripheral nerve injuries by providing innovative, clinically proven and economically effective repair solutions for surgeons and healthcare providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve or the inability to properly reconnect peripheral nerves can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.
Axogen’s product portfolio includes Avance® Nerve Graft, a biologically active off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site; Axoguard Nerve Connector®, a porcine (pig) submucosa extracellular matrix (“ECM”) coaptation aid for tensionless repair of severed peripheral nerves; Axoguard Nerve Protector®, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while minimizing soft tissue attachments; Axoguard HA+ Nerve Protector™, a porcine submucosa ECM base layer coated with a proprietary hyaluronate-alginate gel, a next-generation technology designed to enhance nerve gliding and provide short- and long-term protection for peripheral nerve injuries; Axoguard Nerve Cap®, a porcine submucosa ECM product used to protect a peripheral nerve end and separate the nerve from the surrounding environment to reduce the development of symptomatic or painful neuroma; and Avive+ Soft Tissue Matrix™, a multi-layer amniotic membrane allograft used to protect and separate tissues in the surgical bed during the critical phase of tissue healing. The Axogen portfolio of products is available in the United States, Canada, Germany, the United Kingdom, Spain, South Korea and several other countries.
For more information, visit www.axogeninc.com.
Cautionary Statements Concerning Forward-Looking Statements

This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or predictions of future conditions, events, or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects,” “anticipates,” “priorities,” “objectives,” “targets,” “intends,” “plan(s),” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “continue,”

Exhibit 99.1
“may,” “should,” “will,” “goals,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding our business model optimization plans, market development objectives, our business purpose to restore health and improve quality of life by making restoration of peripheral nerve function an expected standard of care, and our expectation of BLA approval in September 2025, as well as statements under the subheading “2025 Financial Guidance.” Actual results or events could differ materially from those described in any forward-looking statements as a result of various factors, including, without limitation, potential disruptions from leadership transitions, global supply chain issues, record inflation, hospital staffing challenges, product development timelines, product potential, expected clinical enrollment timing and outcomes, regulatory processes and approvals, financial performance, sales growth, surgeon and product adoption rates, market awareness of our products, data validation processes, our visibility at and sponsorship of conferences and educational events, global business disruption from Russia’s invasion of Ukraine and related sanctions, recent geopolitical conflicts in the Middle East, the evolving macroeconomic environment (including financial market volatility), geopolitical tensions, and escalating trade disputes with U.S. trading partners, as well as those risk factors described under Part I, Item 1A., “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2024 and other risks and uncertainties, which may be detailed from time to time in reports filed by the Company with the SEC. Forward-looking statements are not a guarantee of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made and, except as required by applicable law, we assume no responsibility to publicly update or revise any forward-looking statements.
About Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, we use the non-GAAP financial measures of EBITDA, which measures earnings before interest, income taxes, depreciation and amortization, and Adjusted EBITDA which further excludes noncash stock compensation expense. We also use the non-GAAP financial measures of Adjusted Net Income or Loss and Adjusted Net Income or Loss Per Common Share - basic and diluted which excludes noncash stock compensation expense from Net Income or Loss and Net Income or Loss Per Common Share - basic and diluted, respectively. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of the non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP should be carefully evaluated.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because (i) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (ii) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

Contact: Axogen, Inc. InvestorRelations@axogeninc.com

Exhibit 99.1
AXOGEN, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(In thousands, except share and per share amounts)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$18,096	$27,554
Restricted cash	6,000	6,000
Investments	3,973	5,928
Accounts receivable, net of allowance for doubtful accounts of $960 and $788, respectively	26,295	24,105
Inventory	35,504	33,183
Prepaid expenses and other	3,202	2,447
Total current assets	93,070	99,217
Property and equipment, net	83,311	84,667
Operating lease right-of-use assets	13,903	14,265
Intangible assets, net	5,881	5,579
Total assets	$196,165	$203,728

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$19,658	$28,641
Current maturities of long-term lease obligations	2,087	1,969
Total current liabilities	21,745	30,610

Long-term debt, net of debt discount and financing fees	47,716	47,496
Long-term lease obligations	18,640	19,221
Debt derivative liabilities	2,558	2,400
Other long-term liabilities	141	94
Total liabilities	90,800	99,821

Shareholders’ equity:
Common stock, $0.01 par value per share; 100,000,000 shares authorized; 45,512,623 and 44,148,836 shares issued and outstanding	455	441
Additional paid-in capital	400,004	394,726
Accumulated deficit	(295,094)	(291,260)
Total shareholders’ equity	105,365	103,907
Total liabilities and shareholders’ equity	$196,165	$203,728

Exhibit 99.1
AXOGEN, INC.
Condensed Consolidated Statements of Operations
(unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2025	March 31, 2024
Revenues	$48,560	$41,378
Cost of goods sold	13,627	8,758
Gross profit	34,933	32,620
Costs and expenses:
Sales and marketing	21,045	19,815
Research and development	6,091	7,409
General and administrative	9,458	9,956
Total costs and expenses	36,594	37,180
Loss from operations	(1,661)	(4,560)
Other (expense) income:
Investment income	272	293
Interest expense	(2,250)	(2,326)
Change in fair value of debt derivative liabilities	(158)	65
Other expense	(37)	(107)
Total other expense, net	(2,173)	(2,075)
Net loss	$(3,834)	$(6,635)

Weighted average common shares outstanding — basic and diluted	45,204,076	43,233,149
Net loss per common share — basic and diluted	$(0.08)	$(0.15)

Exhibit 99.1

AXOGEN INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2025	March 31, 2024
Net loss	$(3,834)	$(6,635)
Depreciation and amortization expense	1,795	1,582
Investment income	(272)	(293)
Income tax expense	29	103
Interest expense	2,250	2,326
EBITDA - non-GAAP	$(32)	$(2,917)

Noncash stock-based compensation expense	2,909	3,919
Adjusted EBITDA - non-GAAP	$2,877	$1,002

Net loss	$(3,834)	$(6,635)
Noncash stock-based compensation expense	2,909	3,919
Adjusted net loss - non-GAAP	$(925)	$(2,716)

Weighted average common shares outstanding — basic and diluted	45,204,076	43,233,149

Net loss per common share — basic and diluted	$(0.08)	$(0.15)
Noncash stock-based compensation expense	0.06	0.09
Adjusted net loss per common share - basic and diluted - non-GAAP	$(0.02)	$(0.06)

Exhibit 99.1
AXOGEN, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(unaudited)
(In thousands, except per share)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders' Equity
	Shares	Amount
Three Months Ended March 31, 2025
Balance at December 31, 2024	44,148,836	$441	$394,726	$(291,260)	$103,907
Net loss	—	—	—	(3,834)	(3,834)
Stock-based compensation	—	—	2,909	—	2,909
Issuance of restricted and performance stock units	1,105,214	11	(11)	—	—
Exercise of stock options and employee stock purchases under the ESPP	258,573	3	2,380	—	2,383
Balance at March 31, 2025	45,512,623	$455	$400,004	$(295,094)	$105,365

Three Months Ended March 31, 2024
Balance at December 31, 2023	43,124,496	$431	$376,530	$(281,296)	$95,665
Net loss	—	—	—	(6,635)	(6,635)
Stock-based compensation	—	—	3,919	—	3,919
Issuance of restricted and performance stock units	539,233	5	(5)	—	—
Exercise of stock options and employee stock purchases under the ESPP	24,000	1	206	—	207
Balance at March 31, 2024	43,687,729	$437	$380,650	$(287,931)	$93,156

Exhibit 99.1
AXOGEN, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
Cash flows from operating activities:
Net loss	$(3,834)	$(6,635)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,728	1,520
Amortization of right-of-use assets	87	315
Amortization of intangible assets	67	62
Amortization of debt discount and deferred financing fees	220	222
Provision for bad debts	187	255
Change in fair value of debt derivative liabilities	158	(65)
Investment gains	(45)	(10)
Stock-based compensation	2,909	3,919
Change in operating assets and liabilities:
Accounts receivable	(2,377)	681
Inventory	(2,321)	(4,616)
Prepaid expenses and other	(489)	(262)
Accounts payable and accrued expenses	(9,079)	(7,291)
Operating lease obligations	(452)	(360)
Cash paid for interest portion of financing lease obligations	(1)	(1)
Other long-term liabilities	63	—
Net cash used in operating activities	(13,179)	(12,266)

Cash flows from investing activities:
Purchase of property and equipment	(256)	(924)
Purchase of investments	—	(1,910)
Proceeds from sale of investments	2,000	—
Cash payments for intangible assets	(405)	(417)
Net cash provided by (used in) investing activities	1,339	(3,251)

Cash flows from financing activities:
Cash paid for debt portion of financing lease obligations	(1)	(3)
Proceeds from exercise of stock options and ESPP stock purchases	2,383	207
Net cash provided by financing activities	2,382	204
Net decrease in cash and cash equivalents, and restricted cash	(9,458)	(15,313)
Cash and cash equivalents, and restricted cash, beginning of period	33,554	37,026
Cash and cash equivalents, and restricted cash, end of period	$24,096	$21,713